Exhibit 32.2

                                  Certification
                       Pursuant to 18 U.S.C. Section 1350,
                                   As Adopted
                         Pursuant to Section 906 of the
                                   Sarbanes -
                                Oxley Act of 2002

         In connection with the Quarterly Report of HQ Sustainable Maritime Industries, Inc. (the "Company"), on Form 10-QSB for the period ended September 30, 2004, as filed with the Securities and Exchange Commission ("SEC") on the date hereof (the "Report"), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.



 /s/ Jean-Pierre Dallaire
-------------------------
Jean-Pierre Dallaire
Chief Financial Officer

November 15, 2004




         This Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is not "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities Exchange Commission.